N-SAR Exhibit: Sub-item 77H(a)
Legg Mason Partners Equity Trust
EnTrustPermal Alternative Select Fund

Item 77H(a): Changes in control of registrant

In response to Sub-Items 77H (a), the Registrant incorporates by reference the supplement to the fund's Prospectus and Summary Prospectus as filed with the Securities and Exchange Commission pursuant to Rule 497 of the Securities Act of 1933 on May 23, 2016 (Accession No. 0001193125-16-598458). The
Registrant also incorporates by reference Post-Effective Amendment No. 355 to Form N-1A filed on February 24, 2016 pursuant to Rule 485(b) of the Securities Act of 1933 (Accession No. 0001193125-16-475288).